UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Drive, Milton Park

Abingdon, Oxfordshire OX14 4RY

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2016, Adaptimmune Therapeutics plc (the “Company”) appointed Dr. Gwendolyn Binder-Scholl, as Chief Technology Officer of the Company. Prior to assuming this position, Dr. Binder Scholl was Executive Vice-President of Adaptimmune LLC and Head of Translational Sciences. She has also previously served in senior clinical, regulatory and operational roles in the Company since 2011.

As Chief Technology Officer, Dr. Binder-Scholl leads the Company’s manufacturing development and translational science operations and oversees the UK Research team. Her strategic focus is on optimizing the therapeutic potential of the Company’s products through directed translational research across correlative clinical and manufacturing development. As well as her leadership of manufacturing operations, she oversees process development and the co-ordination of research operations more broadly, integrating pipeline and second generation T-cell research with clinical outcomes.

Dr. Binder-Scholl has 14 years of industry and academic experience in cellular and gene therapy translational research and development, with prior roles including Director of Translational Research Operations at the University of Pennsylvania from 2006 to 2011 and Director of Scientific Affairs at Virxsys Corporation. She is a biochemistry and molecular biology graduate of Wells College with a Ph.D. in cellular and molecular medicine from Johns Hopkins University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: February 12, 2016	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary